Exhibit 99.4
Independent Auditor’s Report
The Board of Directors
The First National Bank of Bryan
Bryan, Texas
We have audited the accompanying balance sheet of The First National Bank of Bryan (Bank) as of December 31, 2006, and the related statements of income, changes in stockholders’ equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audit.
We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of The First National Bank of Bryan as of December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.
Dallas, Texas
February 21, 2007
McGladrey & Pullen, LLP is a member firm of RSM international.
an affiliation of separate and independent legal entitles.

The First National Bank of Bryan
Balance Sheet
December 31, 2006

2006

ASSETS

Cash and due from banks (Notes 2 and 11)	$15,273,192
Federal funds sold (Note 11)	4,200,000

Cash and cash equivalents	19,473,192

Securities available for sale (Note 3)	136,719,844
Federal Home Loan Bank stock, at cost	1,327,100
Loans, net (Note 4)	342,897,798
Bank premises and equipment, net (Note 5)	9,177,860
Accrued interest receivable	4,500,674
Cash surrender value of life insurance contracts	12,119,368
Other assets	3,651,812

Total assets	$529,867,648

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits (Note 6):
Noninterest bearing	$135,274,584
Interest bearing	330,597,877

Total deposits	465,872,461

Accrued interest payable	769,576
Other liabilities	2,844,921
Federal Home Loan Bank advances (Note 7)	9,000,000

Total liabilities	478,486,958

Commitments and contingencies (Notes 10 and 12)

Stockholders’ equity (Note 15):
Capital stock	487,282
Capital surplus	750,840
Retained earnings	50,712,963
Treasury stock, at cost	(139,620)
Accumulated other comprehensive loss	(430,775)

Total stockholder’s equity	51,380,690

Total liabilities and stockholders’ equity	$529,867,648

See Notes to Financial Statements.

The First National Bank of Bryan
Statement of Income
Year Ended December 31, 2006

2006

Interest income:
Loans including fees	$23,989,681
Securities:
Taxable	3,573,101
Tax-exempt	2,410,544
Federal funds sold	238,477

Total interest income	30,211,803

Interest expense:
Deposits	10,580,799
Short-term borrowings	780,253

Total interest expense	11,361,052

Net Interest income	18,850,751

Provision for loan losses (Note 4)	360,000

Net interest income after provision for loan losses	18,490,751

Noninterest income:
Service charges and other fees	3,414,731
Trust income	831,500
Increase in value of bank owned life insurance	440,860
Gain on sale of loan	893,642
Other	1,770,095

Total noninterest income	7,350,828

Noninterest expense:
Salaries and employee benefits (Note 9)	8,025,094
Occupancy expense	1,138,296
Data processing	948,251
Professional fees	779,784
Equipment and network expense	1,154,472
Student loan expense	827,327
Advertising and marketing	621,263
Other	1,927,167

Total noninterest expense	15,421,654

Income before income taxes	10,419,925

Provision for income taxes (Note 8)	2,500,485

Net income	$7,919,440

Earnings per share (basic and diluted)	$16.25

Weighted average common shares outstanding	492,412

See Notes to Financial Statements.

The First National Bank of Bryan
Statement of Changes in Stockholders’ Equity
Year Ended December 31, 2006

	Capital Stock						Accumulated
	$1 Par Value;						Other
	550,000 Shares Authorized		Capital	Retained	Treasury Stock		Comprehensive
	Shares	Amount	Surplus	Earnings	Shares	Amount	Income (loss)	Total
Balance at December 31, 2005	497,541	497,541	750,840	44,686,018	10,130	(814,944)	(58,420)	45,061,035

Net income	—	—	—	7,919,440	—	—	—	7,919,440
Other comprehensive income:
Net change in fair value of securities available for sale, net of taxes of $113,194	—	—	—	—	—	—	219,730	219,730
Minimum liability on defined benefit retirement plan, net of taxes of $(305,013)	—	—	—	—	—	—	(592,085)	(592,085)

Total comprehensive income								7,547,085

Cash dividends ($2.20 per share)	—	—	—	(1,071,040)	—	—	—	(1,071,040)
Purchase of treasury stock	—	—	—	—	1,203	(156,390)	—	(156,390)
Retirement of treasury stock	(10,259)	(10,259)	—	(821,455)	(10,259)	831,714	—	—

Balance at December 31, 2006	487,282	$487,282	$750,840	$50,712,963	1,074	$(139,620)	$(430,775)	$51,380,690

See Notes to Financial Statements.

The First National Bank of Bryan
Statements of Cash Flow
Year Ended December 31, 2006

2006
Cash flows from operating activities:
Net income	$7,919,440
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	589,308
Provision for loan losses	360,000
Deferred tax benefit	(161,513)
Net amortization of securities	301,423
Gain on sale of loans	(893,642)
Proceeds from sale of student loans	133,996,256
Originations of student loans	(120,429,776)
Increase in cash surrender value of life insurance	(440,860)
Increase in accrued interest receivable	(923,736)
Increase in other assets	(1,258,093)
Increase in accrued interest payable	251,127
Increase in other liabilities	557,630

Net cash provided (used) by operating activities	19,867,564

Cash flows from investing activities:
Proceeds from maturities of securities available for sale	16,826,424
Proceeds from maturities of securities held to maturity	60,000
Purchases of securities available for sale	(40,215,859)
Purchases of securities held to maturity	—
Redemptions (purchases) of FHLB stock	986,000
Capital expenditures	(3,266,078)
Purchase of life insurance policies	—
Net loans originated	(22,691,165)

Net cash used in investing activities	(48,300,678)

Cash flows from financing activities:
Net increase in demand deposits, NOW and savings accounts	28,202,865
Net increase in certificates of deposit	6,369,018
Purchase of treasury stock	(156,390)
Dividends paid	(1,071,040)
Advances from FHLB	9,000,000
Repayment of FHLB advances	(16,000,000)

Net cash provided by financing activities	26,344,453

Net (decrease) increase in cash and cash equivalents	(2,088,661)
Cash and cash equivalents at beginning of year	21,561,853

Cash and cash equivalents at end of year	$19,473,192

Supplemental disclosures:
Cash transactions:
Income taxes paid	$2,601,000

Interest expense paid	$11,109,925

See Notes to Financial Statements.

The First National Bank of Bryan
Notes to Financial Statements
Note 1. Summary of Significant Accounting Policies
Nature of Business
The First National Bank of Bryan (Bank) is a commercial bank with operations in the Bryan/College Station, Texas area. The Bank provides retail and commercial loan, deposit and trust services to customers at the Bank’s various branch locations.
The accounting and reporting policies of the Bank conform to accounting principles generally accepted in the United States of America and to general practices within the banking industry.
Use of Estimates
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses for the period. Accordingly, actual results could differ significantly from those estimates. A material estimate that is particularly susceptible to significant change in the near-term relates to the determination of the allowance for loan losses.
Cash and Cash Equivalents and Cash Flows
For purposes of reporting cash flows, cash and cash equivalents include cash on hand, amounts due from banks (including cash items in process of clearing), and federal funds sold. Federal funds are normally sold for one-day periods. The Bank normally considers all highly liquid investments with an initial maturity of less than ninety days to be cash equivalents. Cash flows from loans, due from time deposits and deposits are reported net.
Securities Available for Sale
Securities classified as available for sale are those that the Bank intends to hold for an indefinite period of time, but not necessarily to maturity. Any decision to sell a security classified as available for sale would be based on various factors, including significant movements in interest rates, changes in the maturity mix of the Bank’s assets and liabilities, liquidity needs, regulatory capital considerations, and other similar factors.
Securities available for sale are reported at fair value with unrealized gains or losses reported as a separate component of other comprehensive income, net of the related deferred tax effect. The amortization of premiums and accretion of discounts, computed by the interest method over their contractual lives, are recognized in interest income.
Realized gains or losses, determined on the basis of the cost of specific securities sold, are included in earnings.
Securities Held to Maturity
Debt securities which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity.

The First National Bank of Bryan
Notes to Financial Statements
Declines in the fair value of individual held to maturity and available for sale securities below their cost that are other than temporary would result in write-downs of the individual securities to their fair value. The related write-downs, if any, would be included in earnings as realized losses. In estimating other than temporary impairment losses, management considers 1) length of time and the extent to which the fair value has been less than cost, 2) the financial condition and near-term prospects of the issuer, and 3) the intent and ability of the Bank to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value.
Federal Home Loan Bank Stock
The Bank, as a member of the Federal Home Loan Bank (FHLB) system, is required to maintain an investment in capital stock of the FHLB in an amount equal to the greater of 1% of its outstanding home loans or 5% of advances from the FHLB. No ready market exists for the FHLB stock, and it has no quoted market value.
Loans
Loans receivable that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are stated at the amount of unpaid principal, reduced by unearned discount and an allowance for loan losses. Interest is accrued daily on the outstanding balances.
Fees and costs associated with originating loans are recognized in the period they are incurred. The provisions of Statement of Financial Accounting Standards No. 91 (SFAS 91) generally provide that such fees and related costs be deferred and recognized over the life of the loan as an adjustment of yield. For both 2006 and 2005, management believes that not deferring such amounts and amortizing them over the life of the related loans does not materially affect the financial position or results of operations of the Bank.
Impaired loans are accounted for at the net present value of expected future cash flows, discounted at the loan’s effective interest rate, the observable market price of the loan or at the fair value of the collateral if the loan is collateral dependent.
The accrual of interest on loans is discontinued when, in management’s opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed. Interest income is subsequently recognized only to the extent cash payments are received. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.
Allowance for Loan Losses
The allowance for loan losses is established through a provision for loan losses charged to expense. Loans are charged against the allowance for loan losses when management believes that collectibility of the principal is unlikely. Subsequent recoveries, if any, are credited to the allowance.

The First National Bank of Bryan
Notes to Financial Statements
The allowance is an amount that management believes will be adequate to absorb estimated losses on existing loans, based on an evaluation of the collectibility of loans and prior loss experience. This evaluation also takes into consideration such factors as changes in the nature and volume of the loan portfolio, overall portfolio quality, review of specific loan problems, and current economic conditions that may affect the borrower’s ability to pay. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions. In addition, regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses, and may require the Bank to make adjustments to the allowance based on their judgment about information available to them at the time of their examinations.
Bank Premises and Equipment
Land is carried at cost. Bank premises and improvements, furniture and equipment are carried at cost, less accumulated depreciation which is computed on the straight line method over the following estimated useful lives:

Buildings and improvements	20 - 30 years
Furniture and equipment	3 -10 years
Noninterest Income
Revenue from trust services and service charges and fees on customer deposits are recognized as the services are provided.
Comprehensive Income
Comprehensive income is included in the statement of changes in stockholders’ equity and reported for all periods. Comprehensive income includes both net income and other comprehensive income, which includes the change in unrealized gains and losses on securities available for sale.
Federal Income Taxes
Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The First National Bank of Bryan
Notes to Financial Statements
Recent Accounting Pronouncements
In July 2006, FASB issued FASB interpretation (“FIN”) No, 48, Accounting for Uncertainty in income Taxes-an interpretation of FASB Statement 109. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a comprehensive model for recognizing, measuring, presenting and disclosing in the financial statements tax positions taken or expected to be taken on a tax return. FiN 48 is effective for fiscal years beginning after December 15, 2006. If there are changes in net deferred tax assets or liabilities as a result of initial application of FiN 48, these will be accounted for as an adjustment to retained earnings. The Company expects to adopt FIN 48 in the first quarter of 2007 and is currently assessing the impact of FIN 48 on its financial position and results of operations.
In September 2006, the FASB issued Statement No. 158, (“SPAS No. 158”), Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans – an amendment of FASB Statements No. 87, 88, 106 and 132(R). SFAS No. 158 requires a company that sponsors a postretirement benefit plan to fully recognize, as an asset or liability, the over-funded or under-funded status of its benefit plan in its balance sheet. The funded status is measured as the difference between the fair value of the plan’s assets and its benefit obligation (projected benefit obligation for pension plans and accumulated postretirement benefit obligation for other postretirement benefit plans). Currently, the funded status of such plans is reported in the notes to the financial statements. This provision is effective for nonpublic companies for fiscal years ending after June 15, 2007. In addition, SFAS No. 158 also requires a company to measure its plan assets and benefit obligations as of its year end balance sheet date. Currently, a company is permitted to choose a measurement date up to three months prior to its year end to measure the plan assets and obligations. This provision is effective for all companies for fiscal years ending after December 15, 2008. Effective December 31, 2006, the Bank terminated its defined benefit plan and therefore does not expect this statement to have an effect on the Bank’s future financial position.
Note 2. Restrictions on Cash and Due From Banks
The Bank is required to maintain reserve balances in cash or on deposit with the Federal Reserve Bank based on a percentage of deposits. The total of the reserve balance was approximately $2,198,000 at December 31, 2006.

The First National Bank of Bryan
Notes to Financial Statements
Note 3. Securities
The amortized cost of securities and their approximate fair values at December 31, 2006 were as follows:

		Gross	Gross
	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value

Securities Available for Sale

December 31, 2006:
U.S. government agency obligations	$11,502,513	$44,371	$—	$11,546,884
Mortgage-backed securities and collateralized mortgage obligations	67,809,721	101,753	935,274	66,976,200
State and political subdivisions	56,857,232	1,110,782	77,223	57,890,791
Other	305,969	—	—	305,969

	$136,475,435	$1,256,906	$1,012,497	$136,719,844

The First National Bank of Bryan
Notes to Financial Statements
Unrealized losses and fair value, aggregated by investment category and length of time that individual securities have been in a continuous unrealized loss position, as of December 31, 2006, are summarized as follows:

	Continuous Unrealized		Continuous Unrealized
	Losses Existing for		Losses Existing for
	Less than 12 Months		Greater than 12 Months		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
Description of Securities	Value	Losses	Value	Losses	Value	Losses

Available for Sale

December 31, 2006:
Mortgage-backed securities and collateralized mortgage obligations	$12,546,987	$(49,598)	$40,195,452	$(885,676)	$52,742,439	$(935,274)
State and political subdivisions	2,670,260	(5,084)	9,675,735	(72,139)	12,345,995	(77,223)

	$15,217,247	$(54,682)	$49,871,187	$(957,815)	$65,088,434	$(1,012,497)

For all of the above investment securities, the unrealized losses are generally due to changes in interest rates and as such, are considered by the Bank to be temporary.

The First National Bank of Bryan
Notes to Financial Statements
The amortized cost and estimated fair value of securities at December 31, 2006, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Securities Available for Sale
	Amortized	Fair
	Cost	Value

Due in one year or less	$1,906,631	$1,904,495
Due from one year to five years	12,765,049	12,953,812
Due from five years to ten years	18,940,448	19,033,615
Due after ten years	34,747,617	35,545,753

	68,359,745	69,437,675
Mortgage-backed securities and collateralized mortgage obligations	67,809,721	66,976,200
Other	305,969	305,969

	$136,475,435	$136,719,844

The maturities of mortgage-backed securities are not presented because the underlying mortgages are subject to prepayment at the borrower’s option.
There were no sales of available for sale securities in 2006.
Investment securities with an amortized cost of $72,998,479 at December 31, 2006, were pledged to secure public deposits and for other purposes required or permitted by law.

The First National Bank of Bryan
Notes to Financial Statements
Note 4. Loans and Allowance for Loan Losses
Loans at December 31, 2006 consisted of the following:

2006

Commercial	$36,221,301
Consumer	14,158,478
Real estate:
Residential	82,603,276
Construction and development	51,945,866
Commercial real estate	69,489,226
Agriculture	5,268,784
Student loans	87,577,264
Other	267,090

347,531,285
Allowance for loan losses	(4,633,487)

$342,897,798

An analysis of the allowance for loan losses for the year ended December 31, 2006 is as follows:

2006

Balance at the beginning of the year	$4,346,213
Provision charged to earnings	360,000
Loans charged to the allowance	(129,084)
Recoveries on loans previously charged-off	56,358

$4,633,487

Impaired loans were $421,476 at December 31, 2006. The average recorded investment in impaired loans during 2006 was $487,353. The allowance for loan losses related to these loans at December 31, 2006 was approximately $35,000. Additionally, there was no significant interest income recognized on impaired loans for cash payments received for the year ended December 31, 2006.
There were no loans past due ninety days or more and still accruing interest at December 31, 2006.

The First National Bank of Bryan
Notes to Financial Statements
Note 5. Bank Premises and Equipment
Bank premises and equipment at December 31, 2006 consisted of the following:

2006

Land	$5,360,019
Building and improvements	5,216,180
Furniture, equipment and tenant improvements	4,120,482
Construction in process	439,958

15,136,639
Less accumulated depreciation	(5,958,779)

$9,177,860

Note 6. Deposits
Deposits at December 31, 2006 consisted of the following:

	2006
	Amount	Percent

Noninterest bearing demand accounts	$135,274,584	29.0%
Interest bearing checking accounts	82,509,823	17.7
Limited access money market accounts	97,498,691	20.9
Savings accounts	23,144,883	5.0
Certificates of deposit, less than $100,000	65,922,150	14.2
Certificates of deposit, $100,000 and greater	61,522,330	13.2

	$465,872,461	100.0%

At December 31, 2006, the scheduled maturities of certificates of deposit were as follows:

2007	$93,709,856
2008	15,177,680
2009	10,439,929
2010	5,828,596
2011	2,272,026
Thereafter	16,393

$127,444,480

The First National Bank of Bryan
Notes to Financial Statements
Note 7. Federal Home Loan Bank Advances
The Bank periodically borrows from the Federal Home Loan Bank (FHLB). These advances are collateralized by $1,327,100 of Federal Home Loan Bank stock held by the Bank and a blanket pledge of the Bank’s portfolio of 1-4 family and multi-family residential mortgages, agricultural, and small business loans of approximately $105,989,000 at December 31, 2006. The advances may be prepaid at any time, but such prepayment may be subject to a penalty or benefit depending upon the movement in market interest rates.
At December 31, 2006, the Bank had two such advances outstanding with principal balances of $2,000,000 and $7,000,000 due January 2, 2007, with interest rates of 5.44% and 5.39%, respectively.
Note 8. Federal Income Taxes
Federal income tax expense (benefit) for the year ended December 31, 2006 consisted of the following:

2006

Current	$2,661,998
Deferred	(161,513)

$2,500,485

The provision for income taxes differs from the amount computed by applying the federal income tax statutory rate to income primarily because of tax exempt interest earned on municipal securities and loans.

The First National Bank of Bryan
Notes to Financial Statements
Deferred income taxes reflect the net tax effects of temporary differences between the recorded amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Bank’s deferred tax assets and liabilities as of December 31, 2006 are as follows:

2006

Deferred tax assets:
Allowance for loan losses	$1,575,386
Bank premises and equipment	34,646
Litigation accrual	40,800
Defined benefit plan minimum liability	305,014
Other	13,600

Total deferred tax assets	1,969,446

Deferred tax liabilities:
Securities	19,185
Unrealized gain on securities available for sale	83,099
Other	27,873

Total deferred tax liabilities	130,157

Net deferred tax asset	$1,839,289

Note 9. Employee Benefit Plans
Defined Benefit Pension Plan
The Bank has a noncontributory defined benefit pension plan (Open Plan) covering substantially all employees who have met length-of-service requirements as defined in the Plan. The Plan pays benefits to employees at retirement using formulas based on years of service and compensation rates near retirement. The Bank’s funding policy is to make the minimum annual contributions required by applicable regulations.
The Plan’s funded status at December 31, 2006 was as follows:

2006
Benefit obligation	$4,905,000
Less plan assets at fair value	4,381,000

Funded status (plan assets less than obligations)	$(524,000)

Prepaid benefit cost recognized in the balance sheet	$373,000

Accrued benefit liability recognized in the balance sheet	$(897,000)

The First National Bank of Bryan
Notes to Financial Statements
Weighted-average assumptions are as follows:

2006

Discount rate	4.9%
Rate of compensation increase	N/A
Expected return on plan assets	7.0%
Amounts recognized for 2006 are as follows:

2006

Net periodic benefit cost	$(41,000)
Employer contribution	116,000
Participant contributions	—
Benefits paid	294,000
Gain due to curtailment	—
Expected benefit payments are as follows:

2007	$4,942,000
2008	—
2009	—
2010	—
2011-2015	—

$4,942,000

The Bank’s pension plan weighted average asset allocations at December 31, 2006 were as follows:

Percentage of Plan Assets
at December 31,
Asset Category	2006

Equity securities	0.00%
Debt securities	30.00%
Cash	70.00%

100.00%

During 2004, the Bank’s defined benefit pension plan was curtailed and the Plan no longer accrues future benefits to employees. During 2006, the Bank notified employees that the defined benefit plan would be terminated as of December 31, 2006. The Bank is currently awaiting IRS approval to terminate the plan. Management expects that the plan will be settled in 2007.

The First National Bank of Bryan
Notes to Financial Statements
Defined Contribution Plan
On January 1, 2005, the Bank established a defined contribution plan for all employees that meet certain age and service requirements. Employees may elect to defer up to 75% of their compensation subject to the Internal Revenue Service limits. Under the plan, the Bank will match 100% of employees’ elective deferrals up to 3% of their compensation and an additional 50% of deferrals on the next 2% of compensation. The Bank expensed approximately $172,000 related to the plan during 2006.
Employee Stock Ownership Plan
The Bank also has an Employee Stock Ownership Plan and Trust (ESOP) which covers substantially all employees who have met length-of-service requirements as defined in the ESOP. Contributions to the ESOP are determined annually by the Board of Directors, Contributions made to the ESOP were $240,000 for the year ended December 31, 2006.
The ESOP held a total of 92,286 shares of common stock as of December 31, 2006.
Note 10. Financial Instruments
The Bank is a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet.
The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as it does for on-balance sheet instruments. At December 31, 2006, the approximate amounts of these financial instruments were as follows:

2006

Financial Instruments whose contract amounts represent credit risk:
Commitments to extend credit	$35,399,713
Standby letters of credit	1,393,605

$36,793,318

The First National Bank of Bryan
Notes to Financial Statements
Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer’s credit worthiness on a case-by-case basis. The amount of collateral obtained if deemed necessary by the Bank upon extension of credit is based on management’s credit evaluation of the counterparty. Collateral held varies but may include accounts receivable, inventory, property, plant and equipment and income-producing commercial properties.
Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. In the event the customer does not perform in accordance with the terms of the agreement with the third party, the Bank would be required to fund the commitment. The maximum potential amount of future payments the Bank could be required to make is represented by the contractual amount shown in the table above. If the commitment is funded, the Bank would be entitled to seek recovery from the customer. As of December 31, 2006, no amounts have been recorded as liabilities for the Bank’s potential obligations under these guarantees.
Note 11. Concentrations of Credit
The Bank has a concentration of funds on deposit at correspondent banks as follows:

		2006

Bank One, N.A.	Noninterest bearing account	$3,881,332
Bank One, N.A.	Federal funds sold	4,200,000
The nature of the Bank’s business requires that it maintain amounts due to banks which, at times, may exceed federally insured limits. The Bank has not experienced any losses on such accounts.
The Bank’s loans, commitments and standby letters of credit have generally been granted to customers in the Bank’s market area. Such customers are normally also depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 4. Generally these loans are collateralized and are expected to be repaid from cash flow or proceeds from sale of selected assets of the borrowers. Standby letters of credit are granted primarily to commercial borrowers.

The First National Bank of Bryan
Notes to Financial Statements
Note 12. Commitments and Contingencies
The Bank has entered into noncancelable operating leases related to its branch locations. At December 31, 2006, future minimum annual rental commitments under noncancelable operating leases with initial or remaining terms of more than one year are as follows:

2007	$127,922
2008	106,212
2009	54,912
2010	27,456
Thereafter	—

$316,502

Total rent expense was $179,308 for the year ended December 31, 2006.
On January 12, 2006, an unfavorable jury verdict was received in a suit against the Bank. In November 2006, the Court ordered the parties back to mediation. The case was successfully mediated on January 24, 2007 and a settlement agreement was reached. The total settlement amount is $350,000. The Bank’s blanket insurance provider has agreed to pay approximately $237,500, leaving the Bank with a liability of approximately $112,500. As of December 31, 2006, the Bank has accrued the estimated liability to cover the settlement cost. Due to the details of the case, the settlement must be approved by the Court and is therefore not final. Management and the Bank’s attorney believe it is likely that the settlement will be approved. The settlement should be finalized on or before April 1, 2007.
The Bank is involved in certain other legal actions arising from normal business activities, Management believes that the outcome of such proceedings will not materially affect the financial position or results of operations of the Bank.
Note 13. Related Party Transactions
In the ordinary course of business, the Bank has and expects to continue to have transactions including borrowings with its employees, directors and their affiliates. In the opinion of management, such transactions are on the same terms, including interest rates and collateral requirements, as those prevailing at the time for comparable transactions with unaffiliated parsons. The aggregate amount of such loans was approximately $8,293,000 at December 31, 2006. During 2006, the approximate amount of payments received on these loans was $5,159,000 and the approximate amount of new loans funded was $3,877,000.

The First National Bank of Bryan
Notes to Financial Statements
Note 14. Fair Value of Financial Instruments
The following methods and assumptions were used by the Bank in estimating fair values of financial instruments as disclosed herein:
Cash and short term instruments
The carrying amounts of cash, due from banks, and federal funds sold approximate their fair value.
Securities and FHLB stock
Fair values for securities, excluding restricted equity securities, are based on quoted market prices. The carrying values of restricted equity securities approximate fair values.
Loans
For variable-rate loans that reprice frequently and have no significant changes in credit risk, fair values are based on carrying values. Fair values for certain mortgage loans (for example, one-to-four family residential) and other consumer loans are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics. Fair values for commercial real estate and commercial loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. Fair values for impaired loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.
Deposits
The fair values disclosed for deposits with no defined maturities is equal to their carrying amounts which are payable on demand. The carrying amounts of variable-rate, fixed term money market accounts and certificates of deposit (CDs) approximate their fair values at the reporting date. Fair values for fixed-rate CDs are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.
Federal Home Loan Bank advances
The carrying amounts of Federal Home Loan Bank advances maturing within 90 days approximate their fair values.
Accrued interest
The carrying amounts of accrued interest approximate their fair values.
Off-balance sheet instruments
Fair values for off-balance sheet lending commitments are based on fees currently charged to enter into similar agreements taking into account the remaining terms of the agreements and the counterparties’ credit standings.

The First National Bank of Bryan
Notes to Financial Statements
The estimated fair value of the Bank’s financial instruments were as follows at December 31, 2006:

	2006
	Carrying	Fair
	Amount	Value
Financial assets:
Cash and cash equivalents	$19,473,192	$19,473,192
Securities available for sale	136,719,844	136,719,844
Securities held to maturity	—	—
Federal Home Loan Bank stock	1,327,100	1,327,100
Loans, net	342,897,798	339,687,611
Accrued interest receivable	4,500,674	4,500,674

Financial liabilities:
Deposits	465,872,461	453,576,707
Federal Home Loan Bank advances	9,000,000	9,000,000
Accrued interest payable	769,576	769,576

Off-balance-sheet assets (liabilities):
Commitments to extend credit	—	—
Note 15. Regulatory Matters
Under federal banking law, there are legal restrictions limiting the amount of dividends the Bank can declare without prior regulatory approval. Approval of the Office of the Comptroller of the Currency (OCC) is required if dividends declared exceed the net profits for that year combined with the retained net profits for the two preceding years or if the dividends declared would cause regulatory capital ratios to be reduced below certain specified levels.
Subject to certain limiting factors, as of December 31, 2006, dividends from the Bank available under the above formula for distribution would be approximately $10,401,155.
The Bank is subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.
Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk weighted assets (as defined), and of Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2006, that the Bank meets all capital adequacy requirements to which it is subject.

The First National Bank of Bryan
Notes to Financial Statements
As of December 31, 2006, the Bank’s capital ratios exceeded these levels necessary to be categorized as “well capitalized” under the regulatory framework for prompt corrective action. To be categorized as “well capitalized,” the Bank must maintain minimum total risk based, Tier I risk based, and Tier I leverage ratios as set forth in the table. There are no conditions or events that management believes have changed the Bank’s category since that time.
The Bank’s actual capital amounts and ratios are presented in the following table.

					To Be Well
					Capitalized Under
			For Capital		Prompt Corrective
	Actual		Adequacy Purposes		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2006:
Total capital to risk weighted assets	$55,086,000	17.62%	$25,011,000	8.00%	$31,263,000	10.00%
Tier I capital to risk weighted assets	51,219,000	16.38	12,505,000	4.00	18,758,000	6.00
Tier I capital to average assets	51,219,000	9.43	21,722,000	4.00	27,153,000	5.00
Note 16. Definitive Sales Agreement
Effective December 1, 2006, the Bank entered into a definitive agreement (subject to certain conditions and contingencies) including stockholders and regulatory approvals) to sell 100% of the outstanding shares of stock of the Bank to an unaffiliated financial institution. The acquisition, subject to the conditions discussed above, is expected to be completed and the Bank merged into the unaffiliated financial institution in 2007.